Exhibit 107.1

Calculation of Filing Fee Tables
Post-Effective Amendment to Form F-3
(Form Type)
Castor Maritime Inc.
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered (1)	Proposed Maximum Offering Price Per Unit (2)	Maximum Aggregate Offering Price (2)	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Primary Offering of Securities:
Fees to Be Paid	Equity	Common Shares, par value $0.001 per share		$ —	$ —	$ —	—	$ —
Fees to Be Paid	Equity	Preferred Share Purchase Rights		—	—	—	—	—
Fees to Be Paid	Equity	Preferred shares
Fees to Be Paid	Debt	Debt Securities		—	—	—	—	—
Fees to Be Paid	Other	Warrants		—	—	—	—	—
Fees to Be Paid	Other	Purchase Contracts		—	—	—	—	—
Fees to Be Paid	Other	Rights		—	—	—	—	—
Fees to Be Paid	Other	Units		—	—	—	—	—
Fees to Be Paid	Unallocated (Universal) Shelf	—	457(o)	$450,000,000	—	$450,000,000	$92.70 per $1,000,000	$41,715
Carry Forward Securities
Carry Forward Securities	—	—	—	—		—		—	—	—	—	—
	Total Offering Amounts					$450,000,000		$41,715
	Total Fees Previously Paid							$76,370 (3)
	Total Fee Offsets							$41,715 (3)
	Net Fee Due							$0.00 (3)

(1)
An indeterminate aggregate initial offering price or number of the securities of each identified class is being registered as may from time to time be issued at indeterminate prices. The maximum aggregate offering price of all securities issued by the Registrant pursuant to this registration statement shall not exceed $450,000,000 in U.S. dollars or the equivalent at the time of offering in any other currency. The amount also includes such indeterminate principal amount, liquidation amount or number of identified classes of securities of the types listed above that are convertible, exchangeable or rearrangeable into one or more of the classes of securities listed above.

(2)
The amount to be registered, proposed maximum aggregate price per unit and proposed maximum aggregate offering price for each class of security will be determined from time to time by the Registrant in connection with the issuance of such securities hereunder and is not specified as to each class of security pursuant to Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”) and General Instruction II.C of Form F-3 under the Securities Act. The maximum aggregate offering price of all securities issued by the Registrant pursuant to this registration statement shall not exceed $450,000,000 in U.S. dollars or the equivalent at the time of offering in any other currency.

(3)
On January 27, 2021, Castor Maritime filed a registration statement on Form F-3 (File No. 333-252443) for securities having a proposed maximum aggregate offering price of $700,000,000 and paid a registration fee of $76,370. The Registrant withdrew this registration statement on March 31, 2021. The Registrant applied, under this registration statement on Form F-3 (File No. 333-254977) (i) a fee of $27,275 related to a registered direct offering of 192,307,700 common shares to institutional investors for an aggregate public offering price of $125,000,000 pursuant to the prospectus supplement filed on April 7, 2021 and (ii) a fee of $32,730 related to $300,000,000 of its common shares to be issued and sold under a certain equity distribution agreement with Maxim Group LLC pursuant to the prospectus supplement filed by the Registrant on June 15, 2021.  Of such common shares, $287,145,644 remain unsold, and the remaining registration fee in the amount of $47,692.59 may be, and $41,715 thereof is, applied to the Registrant’s total registration fee hereunder.

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number(1)	Initial Filing Date(1)	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed(1)	Fee Paid with Fee Offset Source(1)
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims
Fee Offset Sources	Castor Maritime Inc.	F-3	333-252443	January 27, 2021	—	$41,715	Unallocated (Universal) Shelf	—	—	$562,145,644	$76,370

(1)
On January 27, 2021, Castor Maritime filed a registration statement on Form F-3 (File No. 333-252443) for securities having a proposed maximum aggregate offering price of $700,000,000 and paid a registration fee of $76,370. The Registrant withdrew this registration statement on March 31, 2021. The Registrant applied, under this registration statement on Form F-3 (File No. 333-254977) (i) a fee of $27,275 related to a registered direct offering of 192,307,700 common shares to institutional investors for an aggregate public offering price of $125,000,000 pursuant to the prospectus supplement filed on April 7, 2021 and (ii) a fee of $32,730 related to $300,000,000 of its common shares to be issued and sold under a certain equity distribution agreement with Maxim Group LLC pursuant to the prospectus supplement filed by the Registrant on June 15, 2021.  Of such common shares, $287,145,644 remain unsold, and the remaining registration fee in the amount of $47,692.59 may be, and $41,715 thereof is, applied to the Registrant’s total registration fee hereunder.